UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
EMDEON INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2011

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This Current Report on Form 8-K (the “Current Report”) is being filed to disclose certain information that Emdeon Inc., a Delaware corporation (“Emdeon”), will provide to prospective debt financing sources that are expected to provide a portion of the financing for the proposed transactions (the “Transactions”) contemplated by the previously announced Agreement and Plan of Merger, dated as of August 3, 2011, by and among the Company, Beagle Parent Corp., a Delaware corporation (“Parent”), and Beagle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger”).

Forward-Looking Statements

Statements made in this Current Report and the Exhibit furnished herewith that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which Emdeon intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements also may include information concerning the Transactions and Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability and outlook and its overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the Transactions and Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to the Transactions include unexpected costs or liabilities, delays due to regulatory review, certain closing conditions (including the committed financing) may not be timely satisfied or waived, litigation may be commenced and general and business conditions may change. Other factors that may cause actual results to differ materially include those set forth in the risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report on Form 10-K for the year ended December 31, 2010, as well as Emdeon’s periodic and other reports, filed with the Securities and Exchange Commission (the “SEC”).

You should keep in mind that any forward-looking statement made by Emdeon herein, or elsewhere, speaks only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Additional Information will be Filed with the SEC:

In connection with the proposed Merger, Emdeon filed an amendment No. 3 to the Rule 13e-3 Transaction Statement and a definitive proxy statement with the SEC on September 29, 2011 (the “proxy statement”), and an amendment No. 4 to the Rule 13e-3 Transaction Statement on October 5, 2011. The proxy statement and a form of proxy have been mailed to Emdeon’s stockholders. EMDEON’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE RULE 13E-3 TRANSACTION STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Emdeon’s stockholders are able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) filed with the SEC from the SEC’s website at http://www.sec.gov. Emdeon’s stockholders are able to obtain, without charge, a copy of the proxy statement, the Rule 13e-3 Transaction Statement and other relevant documents (when available) by directing a request by mail or telephone to Emdeon Inc., Attn: Secretary, 3055 Lebanon Pike, Suite 1000, Nashville, TN 37214, telephone: (615) 932-3000, or from Emdeon’s website, http://www.emdeon.com.

Participants in Solicitation:

Emdeon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Emdeon’s stockholders with respect to the proposed Merger. Information regarding any interests that Emdeon’s directors and executive officers may have in the Transactions is set forth in the proxy statement. In addition, information about the Company’s directors and executive officers is contained in the Company’s most recent proxy statement for its annual meeting of stockholders and annual report on Form 10-K, which are available on the Company’s website and at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being furnished to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Certain Information to Be Provided to Prospective Debt Financing Sources

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: October 7, 2011	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Certain Information to Be Provided to Prospective Debt Financing Sources

Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data has been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this offering memorandum.

The unaudited pro forma consolidated balance sheet at June 30, 2011 and the unaudited pro forma consolidated statement of operations for the six months ended June 30, 2011 give effect to the Transactions as if they had occurred on June 30, 2011 and January 1, 2010, respectively. The unaudited pro forma consolidated statement of operations data for the year ended December 31, 2010, the six months ended June 30, 2010 and the for the twelve months ended June 30, 2011 give effect to (i) the CEA Acquisition and the related financing and (ii) the Transactions as if they had occurred on January 1, 2010, January 1, 2010 and July 1, 2010, respectively.

The unaudited pro forma consolidated statement of operations data for the twelve months ended June 30, 2011 have been derived by: (i) adding the historical audited consolidated statement of operations for the year ended December 31, 2010, and the historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2011, (ii) subtracting the historical unaudited condensed consolidated statement of operations for the six months ended June 30, 2010, (iii) adding the pre-acquisition historical unaudited statement of operations for the CEA Acquisition for the three months ended September 30, 2010, and then (iv) applying pro forma adjustments to give effect to the CEA Acquisition and the Transactions. The pro forma consolidated financial information for the twelve months ended June 30, 2011 has been included in this offering memorandum in order to provide investors with pro forma information for the latest practicable twelve-month period.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The actual adjustments will be made as of the closing date of the Transactions and may differ from those reflected in the summary unaudited pro forma consolidated financial data presented below. Such differences may be material. The unaudited pro forma consolidated financial data are for informational purposes only and do not purport to represent what our results of operations, balance sheet data or financial information would have been if the CEA Acquisition or the Transactions had occurred as of the dates indicated, or what such results will be for any future periods or as of any future date.

The unaudited pro forma consolidated financial data have been prepared to give effect to the Transactions, including the accounting for the acquisition of our business as a business combination in accordance with the FASB Accounting Standards Codification Business Combination Topic, which resulted in a new basis of accounting. The pro forma adjustments related to the allocation of the consideration transferred and the financing of the Transactions are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. The total consideration transferred was allocated to our net assets based upon preliminary estimates of fair value. The final allocation of the consideration transferred will be based on a formal valuation analysis and may include an adjustment to the amounts recorded for the value of property, equipment, identifiable intangible assets, goodwill and other pro forma adjustments. A final valuation will be obtained following the completion of the Transactions. The result of the final allocation of the consideration transferred based on this final valuation could be materially different from the preliminary allocation set forth in this offering memorandum.

The unaudited pro forma consolidated financial data and the accompanying notes should be read in conjunction with our historical audited consolidated financial statements and related notes included elsewhere in this offering memorandum and the other financial information contained in “Use of Proceeds,” “Capitalization,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2011

($ in thousands)

	Actual(1)	Pro Forma Adjustments	Notes	Pro Forma Consolidated
Assets
Current assets:
		$978,600	(5)
		1,870,600	(10)
		(949,850)	(11)
		(1,916,300)	(12)
Cash and cash equivalents	$122,460	(95,510)	(13)	$10,000
Accounts receivable, net of allowance for doubtful accounts	184,992	—		184,992
Deferred income tax assets	7,811	—		7,811
Prepaid expenses and other current assets	25,410	(1,381)	(6)	24,029

Total current assets	340,673	(113,841)		226,832
Property and equipment, net	230,979	20,000	(7)	250,979
		(926,164)	(6)
Goodwill	926,164	1,335,042	(9)	1,335,042
Intangible assets, net	1,007,194	1,072,806	(7)	2,080,000
		(1,005)	(6)
		(4,316)	(6)
Other assets, net	8,825	66,100	(10)	69,604

Total assets	$2,513,835	$1,448,622		$3,962,457

Liabilities and equity
Current liabilities:
Accounts payable	$6,379	—		$6,379
		1,916,300	(9)
		(5,575)	(11)
		(1,916,300)	(12)
Accrued expenses	105,429	90	(13)	99,944
Deferred revenues	12,547	(12,547)	(6)	—
		12,000	(10)
Current portion of long-term debt	12,492	(8,550)	(11)	15,942

Total current liabilities	136,847	(14,582)		122,265
		35,884	(7)
		1,924,700	(10)
Long-term debt excluding current portion	936,222	(935,725)	(11)	1,961,081
Deferred income tax liabilities	201,528	190,996	(8)	392,524
Tax receivable agreement obligations due to related parties	137,964	124,882	(3)	262,846
Other long-term liabilities	15,165	(4,424)	(6)	10,741
Commitments and contingencies
Equity
Common stock	1	(1)	(4)	—
Contingent consideration	1,955	(1,955)	(4)	—
		23,205	(2)
		(124,882)	(3)
		(749,536)	(4)
		(23,205)	(4)
		124,882	(4)

Additional paid-in capital	749,536	1,308,600	(5)	1,308,600
Accumulated other comprehensive loss	(1,280)	1,280	(4)	—
		(63,444)	(4)
Retained earnings	63,444	(95,600)	(13)	(95,600)

Emdeon Inc. shareholders’ equity	813,656	399,344		1,213,000
		(23,205)	(2)
Noncontrolling interest	272,453	(249,248)	(4)	—

Total equity	1,086,109	126,891		1,213,000

Total liabilities and equity	$2,513,835	$1,448,622		$3,962,457

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

($ in thousands)

(1)	The amounts in this column represent our actual results for the periods reflected.
(2)	Reflects adjustments to give effect to the EBS Unit Exchange and to the exchange of Class B shares held by certain members of senior management for Class A common stock of Emdeon.
(3)	Under our tax receivable agreements, we are required to pay to (a) the Tax Receivable Entity 85% of the cash savings realized on (i) any step-up in basis in EBS Master’s assets resulting from the purchases by the Company and certain predecessors of its subsidiaries of EBS Units prior to the Company’s IPO; (ii) tax benefits primarily related to imputed interest deemed to be paid by the Company in connection with tax receivable agreements and (iii) loss carryovers from periods (or portions thereof) prior to our IPO and (b) Management Members 85% of the cash savings realized on any step up in basis of EBS Master’s assets resulting from conversions at the IPO. The historical balance sheet reflects an estimate of the obligation due under the tax receivable agreements prior to the effect of the Transactions.

In connection with the Transactions, Management Members will exchange their EBS Units for Class A common stock, or for stock of Parent and/or cash if and to the extent the Management Unit Exchange and/or Management Unit Purchase occur, and certain investment funds affiliated with Hellman & Friedman will exchange their EBS Units for cash and stock of Parent as part of the EBS Unit Exchange and the EBS Unit Purchase, respectively. As a result, the Company expects to incur an additional obligation under our tax receivable agreements. This liability was recognized as a reduction of the additional paid in capital.

The pro forma balance sheet reflects a liability only for the cash savings attributable to tax attributes arising prior to and as a result of the Transactions. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments from these tax attributes.

(4)	Reflects the elimination of the historical equity of Emdeon in connection with the Merger whereby the existing common stock of Emdeon is cancelled.
(5)	Reflects the contribution of capital by certain investment funds affiliated with Blackstone and certain other investors which consists of $978.6 million of cash and $330.0 million of Parent shares (subject to a potential reduction of such amount to no less than $245.0 million pursuant to a contemplated equity syndication). For purposes of this presentation, no allocation of the cash purchase price of $19.00 per share of Emdeon’s Class A common stock has been made to the transfer of interests in the Tax Receivable Entity (as defined under “Tax Receivable Agreements”) to an entity controlled by Blackstone. If such an allocation were made, the pro forma equity and goodwill recorded by the Company as a result of the Transactions would be reduced.
(6)	Reflects the write-off of deferred costs associated with a customer sales incentive of $5.7 million ($1.4 million of which was classified within prepaid expenses and other current assets and $4.3 million of which was classified in other assets, net), deferred loan costs of $1.0 million, existing goodwill of $926.2 million, deferred revenue of $12.5 million and deferred rent of $4.4 million in connection with acquisition method accounting.
(7)	Reflects the adjustment of the carrying values of assets acquired and liabilities assumed to their respective fair values in connection with acquisition method accounting. The determination of such values is preliminary in nature and subject to change based on the receipt of a final valuation of tangible and intangible assets and assumed liabilities.
(8)	Reflects adjustments to deferred tax liabilities as a result of the Transactions.

(9)	Reflects the adjustment to record goodwill derived from the difference in the fair values of the consideration transferred and the fair value of the net assets acquired as follows:

Cash consideration transferred	$978,600
Issuance of Parent shares to Hellman & Friedman	330,000
Liability to former stockholders	937,700

Total consideration transferred	$2,246,300
Cash	$122,460
Accounts receivable	184,992
Deferred income tax asset	7,811
Prepaid expense and other current	24,029
Property and equipment	250,979
Intangible assets	2,080,000
Other assets	3,504
Accounts payable	(6,379)
Accrued expenses	(105,429)
Current maturities	(12,492)
Long-term debt	(972,106)
Deferred tax liability	(392,524)
Tax receivable obligations to related parties	(262,846)
Other long-term liabilities	(10,741)

Fair value of net assets acquired	$911,258

Goodwill	$1,335,042

(10)	Reflects the cash proceeds, loan costs and other upfront fees from the new senior secured credit facilities, the notes offered hereby and the 2020 senior notes. Such adjustments are preliminary in nature and subject to change as the terms of the new senior secured credit facilities and notes offered hereby are finalized and the associated costs have been determined.

	Gross Principal Amount	Original Issue Discount	Total Debt	Current Portion	Long-Term Portion	Deferred Loan Costs	Net Cash Proceeds
Senior secured term loan	$1,200,000	$(13,300)	$1,186,700	$12,000	$1,174,700	$(35,100)	$1,151,600
Senior secured revolving credit facility	—	—	—	—	—	—	—
Notes offered hereby	375,000	—	375,000	—	375,000	(15,500)	359,500
2020 senior notes	375,000	—	375,000	—	375,000	(15,500)	359,500

	$1,950,000	$(13,300)	$1,936,700	$12,000	$1,924,700	$(66,100)	$1,870,600

Nonrecurring fees directly attributable to the Transactions paid at closing							(95,510)

Net cash proceeds at closing							$1,775,090

(11)	Reflects the refinancing of the existing obligations under the Company’s existing First Lien Credit Agreement, Second Lien Credit Agreement and the interest rate swap.
(12)	Reflects the payment of the remaining Merger consideration using proceeds from the senior secured credit facilities, the 2020 senior notes and notes offered pursuant to this offering memorandum.
(13)	Reflects estimated fees and expenses that are nonrecurring in nature and directly attributable to the Transactions. Such estimated fees and expenses have been excluded from the pro forma statements of operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

($ in thousands)

	Actual(1)	CEA Historical(14)	Pro Forma CEA Adjustments(15)		Notes		Actual with CEA Pro Forma	Pro Forma Transactions Adjustments(16)	Notes		Pro Forma Consolidated
Revenues	$1,002,152	$71,049	$(312)		(a	)	$1,072,889	$(7,597)	(a	)	$1,065,292
Costs and expenses:
			570		(b	)
Cost of operations	612,594	41,774	(309)		(a	)	654,629	—			654,629
Development and engineering	35,515	422	—				35,937	—			35,937
Sales, marketing, general and administrative	111,843	11,216	(639 (758	) )	(c (c	) )	121,662	6,000	(b	)	127,662
Depreciation and amortization	124,721	3,720	16,445		(d	)	144,886	41,087	(c	)	185,973

Total costs and expenses	884,673	57,132	15,309				957,114	47,087			1,004,201

Operating income	117,479	13,917	(15,621)				115,775	(54,684)			61,091
Interest income	(14)	—	—				(14)	—			(14)
Interest expense	61,031	2,958	1,009		(e	)	64,998	113,021	(d	)	178,019
Other income	(9,284)	—	—				(9,284)	—			(9,284)

Income (loss) before income taxes	65,746	10,959	(16,630)				60,075	(167,705)			(107,630)
Income tax provision (benefit)	32,579	4,519	(6,368)		(f	)	30,730	(74,858)	(e	)	(44,128)

Net income (loss)	33,167	6,440	(10,262)				29,345	(92,847)			(63,502)
Net income (loss) attributable to noncontrolling interest	13,621	3	(953)		(g	)	12,671	(12,671)	(f	)	—

Net income (loss) attributable to Emdeon Inc.	$19,546	$6,437	$(9,309)				$16,674	$(80,176)			$(63,502)

See Notes to Unaudited Pro Forma Statement of Operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2010

($ in thousands)

	Actual(1)	CEA Historical(14)	Pro Forma CEA Adjustments(15)	Notes		Actual with CEA Pro Forma	Pro Forma Transactions Adjustments(16)	Notes		Pro Forma Consolidated
Revenues	$480,568	$46,254	$(187)	(a	)	$526,635	$(5,379)	(a	)	$521,256
Costs and expenses:
			381	(b	)
Cost of operations	292,430	26,025	(176)	(a	)	318,660	—			318,660
Development and engineering	17,248	295	—			17,543	—			17,543
Sales, marketing, general and administrative	52,362	8,298	—			60,660	3,000	(b	)	63,660
Depreciation and amortization	57,053	2,432	11,011	(d	)	70,496	21,053	(c	)	91,549

Total costs and expenses	419,093	37,050	11,216			467,359	24,053			491,412

Operating income	61,475	9,204	(11,403)			59,276	(29,432)			29,844
Interest income	(8)	—	—			(8)	—			(8)
Interest expense	31,584	2,244	470	(e	)	34,298	54,743	(d	)	89,041
Other income	(1,770)	—	—			(1,770)	—			(1,770)

Income (loss) before income taxes	31,669	6,960	(11,873)			26,756	(84,175)			(57,419)
Income tax provision (benefit)	20,152	2,658	(4,546)	(f	)	18,264	(41,806)	(e	)	(23,542)

Net income (loss)	11,517	4,302	(7,327)			8,492	(42,369)			(33,877)
Net income (loss) attributable to noncontrolling interest	5,399	1	(710)	(g	)	4,690	(4,690)	(f	)	—

Net income (loss) attributable to Emdeon Inc.	$6,118	$4,301	$(6,617)			$3,802	$(37,679)			$(33,877)

See Notes to Unaudited Pro Forma Statement of Operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

($ in thousands)

	Actual(1)	Pro Forma Transactions Adjustments(16)	Notes		Pro Forma Consolidated
Revenues	$553,608	$(911)	(a	)	$552,697
Costs and expenses:
Cost of operations	344,011	—			344,011
Development and engineering	18,260	—			18,260
Sales, marketing, general and administrative	63,145	3,000	(b	)	66,145
Depreciation and amortization	76,956	12,007	(c	)	88,963

Total costs and expenses	502,372	15,007			517,379

Operating income	51,236	(15,918)			35,318
Interest income	(6)	—			(6)
Interest expense	25,282	63,643	(d	)	88,925
Other income	(3,638)	—			(3,638)

Income (loss) before income taxes	29,598	(79,561)			(49,963)
Income tax provision (benefit)	13,095	(33,580)	(e	)	(20,485)

Net income (loss)	16,503	(45,981)			(29,478)
Net income (loss) attributable to noncontrolling interest	6,309	(6,309)	(f	)	—

Net income (loss) attributable to Emdeon Inc.	$10,194	$(39,672)			$(29,478)

See Notes to Unaudited Pro Forma Statement of Operations.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JUNE 30, 2011

($ in thousands)

	Actual(1)	CEA Historical(14)	Pro Forma CEA Adjustments(15)	Notes		Actual with CEA Pro Forma	Pro Forma Transactions Adjustments(16)	Notes		Pro Forma Consolidated
Revenues	$1,075,192	$24,795	$(125)	(a	)	$1,099,862	$(7,597)	(a	)	$1,092,265
Costs and expenses:
			189	(b	)
Cost of operations	664,175	14,573	(133)	(a	)	678,804	—			678,804
Development and engineering	36,527	128	—			36,655	—			36,655
Sales, marketing, general			(1,924)	(c	)
and administrative	122,626	3,712	(765)	(c	)	123,649	6,000	(b	)	129,649
Depreciation and amortization	144,624	1,288	5,433	(d	)	151,345	39,541	(c	)	190,886

Total costs and expenses	967,952	19,701	2,800			990,453	45,541			1,035,994

Operating income	107,240	5,094	(2,925)			109,409	(53,138)			56,271
Interest income	(12)	—	—			(12)	—			(12)
Interest expense	54,729	715	607	(e	)	56,051	121,968	(d)		178,019
Other income	(11,152)	—	—			(11,152)	—			(11,152)

Income (loss) before income taxes	63,675	4,379	(3,532)			64,522	(175,106)			(110,584)
Income tax provision (benefit)	25,522	1,635	(1,352)	(f	)	25,805	(71,144)	(e)		(45,339)

Net income (loss)	38,153	2,744	(2,180)			38,717	(103,962)			(65,245)
Net income (loss) attributable to noncontrolling interest	14,531	2	41	(g	)	14,574	(14,574)	(f)		—

Net income (loss) attributable to Emdeon Inc.	$23,622	$2,742	$(2,221)			$24,143	$(89,388)			$(65,245)

See Notes to Unaudited Pro Forma Statement of Operations.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands)

(14)	The amounts in this column represent CEA’s actual historical pre-acquisition results for the date or periods reflected.
(15)	The amounts in this column represent the pro forma adjustments made to reflect the CEA Acquisition as if it occurred at the beginning of each period presented.

(a)	Reflects the elimination of revenue and expenses associated with transactions between the Company and CEA.

(b)	Represents an adjustment to conform CEA’s accounting policy for the deferral of costs to the Company’s policy of expensing such costs as incurred.

(c)	Reflects acquisition costs and retention bonuses that are nonrecurring and directly attributable to the CEA Acquisition and included in income for the twelve months ended June 30, 2011 and year ended December 31, 2010.

(d)	Represents impact to depreciation and amortization as a result of recording CEA fixed assets and identifiable intangible assets at fair value as of the date of acquisition as follows:

Description	Amount	Assigned Life	Monthly Amortization	Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010
Customer relationships	$77,710	180	$432	$1,295	$2,590	$3,886
Backlog	16,820	12	1,402	4,205	8,410	12,615
Non-compete agreements	1,560	60	26	78	156	234
Trade names	3,570	48	74	223	446	669

Total amortization				5,801	11,602	17,404
Technology	23,760	120	198	594	1,188	1,782
Equipment	2,611	24	109	326	653	979

Total depreciation				920	1,841	2,761
Total Pro Forma expense				6,721	13,443	20,165
Historical CEA depreciation and amortization expense				(1,288)	(2,432)	(3,720)

Pro Forma adjustment				$5,433	$11,011	$16,445

(e)	Represents interest expense (including amortization of loan costs and discount) related to the Company’s $100,000 incremental term loan borrowing under the Company’s existing First Lien Credit Agreement as if the borrowing (and repayment of the CEA existing debt) occurred at the beginning of the respective period as follows:

	Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010
Interest related to incremental term loan borrowing	$1,117	$2,247	$3,358
Amortization of debt discount and deferred loan costs	205	400	609

	1,322	2,647	3,967
Less: historical CEA note payable interest expense	(715)	(2,177)	(2,958)

Pro Forma adjustment	$607	$470	$1,009

(f)	Reflects an adjustment to reduce income taxes due to the pro forma adjustments presented in note 15(a) — (e) above applying statutory tax rates for the applicable period.

(g)	Reflects an adjustment to noncontrolling interest related to net income of EBS Master for each respective period as follows:

	Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010
EBS Master Net Income	$67,852	$24,971	$63,233
Add: CEA Historical Net Income contribution to EBS Master Net Income	2,742	4,301	6,437
Pro forma CEA adjustments to EBS Master net income	(2,180)	(7,327)	(10,262)

Pro Forma EBS Master net income	68,414	21,945	59,408
Multiplied by noncontrolling interest percentage in EBS Master	21.30%	21.37%	21.33%

Pro Forma income attributable to noncontrolling interest	14,574	4,690	12,671
Historical income attributable to noncontrolling interest	14,533	5,400	13,624

Pro Forma adjustment	$41	$(710)	$(953)

(16)	The amounts in this column represent the pro forma adjustments made to reflect the Transactions as if they occurred as of July 1, 2010 for the twelve months ended June 30, 2011 and as of January 1, 2010 for the six months ended June 30, 2011, the six months ended June 30, 2010 and the year ended December 31, 2010.

(a)	Reflects an adjustment to reduce deferred revenue as of the beginning of each respective period in connection with the Transactions in accordance with the FASB Accounting Standards Codification Business Combination Topic.

(b)	Reflects expense associated with an annual fee to be paid to affiliates of Blackstone and Hellman & Friedman.

(c)	Reflects impact to depreciation and amortization as a result of a step up in basis of certain identifiable intangible and technology assets as of the assumed dates of the Transactions as follows:

Description	Amount	Assigned Life	Monthly Amortization	Pro Forma Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010
Preliminary value of intangible assets acquired:
Customer relationships	$1,754,000	240	$7,308	$87,696	$43,848	$43,848	$87,696
Trade names	223,000	180	1,239	14,868	7,434	7,434	14,868
Data sublicense agreements	83,000	96	865	10,380	5,190	5,190	10,380
Backlog	15,000	12	1,250	15,000	—	7,500	15,000
Non-compete agreements	5,000	36	139	1,668	834	834	1,668

Total pro forma amortization	2,080,000			129,612	57,306	64,806	129,612
Less: Actual with CEA pro forma amortization				(92,075)	(46,301)	(44,755)	(90,529)

Pro Forma amortization adjustment				37,537	11,005	20,051	39,083
Technology	20,000	120	167	2,004	1,002	1,002	2,004

Total Pro Forma depreciation and amortization adjustment				$39,541	$12,007	$21,053	$41,087

These adjustments are based on a valuation of tangible and intangible assets that is preliminary in nature and subject to change upon receipt of a final valuation. Accordingly, the final depreciation and amortization may materially differ from calculated estimates reflected herein.

(d)	Reflects impact to interest expense (including amortization of loan costs and discount) related to the senior secured credit facilities, the notes offered hereby and the 2020 senior notes as if the borrowing (and repayment of existing debt) occurred as of the assumed date of the Transactions as follows:

	Pro Forma Twelve Months Ended June 30, 2011	Six Months Ended June 30, 2011	Six Months Ended June 30, 2010	Year Ended December 31, 2010
Interest related to senior secured term loan, 2020 senior notes and notes offered hereby	$170,112	$84,730	$85,165	$170,112
Amortization of debt discount and deferred loan costs	7,907	4,195	3,876	7,907

	178,019	88,925	89,041	178,019
Less: Actual with CEA pro forma interest expense	(56,051)	(25,282)	(34,298)	(64,998)

Pro Forma adjustment	$121,968	$63,643	$54,743	$113,021

Represents expected interest expense on our new borrowings under the new senior secured term loan facility, the notes offered hereby and the 2020 senior notes, and the amortization of deferred financing costs. Pro forma interest expense reflects weighted average annual interest rate (including amortized OID) of 8.9% on indebtedness to be incurred to fund the Transactions and amortization expense on the estimated $79.4 million of deferred financing costs associated with our new borrowings, utilizing a weighted average maturity of 7.6 years. A 0.125% increase or decrease in the weighted average annual interest rate on the new senior secured term loan facility, the notes offered hereby and the 2020 senior notes would increase or decrease the pro forma cash interest expense by $2.4 million annually (which does not include the impact of OID, if any).

(e)	Reflects an adjustment to reflect income taxes at their statutory tax rates for the applicable period.

(f)	Reflects the elimination of noncontrolling interest as a result of the Management Members’ exchange of EBS Units (and corresponding shares of Class B common stock) for Class A common stock, or for stock of Parent and/or cash if and to the extent the Management Unit Exchange and/or Management Unit Purchase occur, and the exchange of EBS Units for cash and stock of Parent by certain investment funds affiliated with Hellman & Friedman as part of the EBS Unit Purchase and the EBS Unit Exchange, respectively.